Exhibit 99.1

PROXY CARD

PACIFICO ACQUISITION CORP.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING TO BE HELD ON
[    ], 2022

The undersigned, revoking any previous proxies relating to these shares of common stock, hereby acknowledges receipt of the accompanying notice and proxy statement/prospectus, dated [    ], 2022, in connection with the Special Meeting to be held on [ ], 2022 at 10:00 a.m., Eastern Time in a virtual meeting format at [http://www.astproxy.com/[•]] or using the following dial-in information:

US Toll Free: 1[  ]
Local — [    ]
Local — [    ]
Local — [    ]
Participant Passcode: [   ]

The undersigned hereby appoints [    ], the attorney and proxy of the undersigned, with power of substitution, to vote all common stock of Pacifico Acquisition Corp. (the “Company”) registered in the name provided, which the undersigned is entitled to vote at the Special Meeting, and at any postponement or adjournment thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxy is instructed to vote or act as follows on the proposal set forth in the accompanying proxy statement/prospectus.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE TREATED AS AN ABSTENTION.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE BUSINESS COMBINATION PROPOSAL, REDOMESTICATION PROPOSAL, THE NASDAQ PROPOSAL, THE INCENTIVE PLAN PROPOSAL, THE PUBCO CHARTER PROPOSAL, AND THE ADJOURNMENT PROPOSAL.

Important Notice Regarding the Availability of Proxy Materials: The notice of meeting and the accompany proxy statement/prospectus are available at https://www.cstproxy.com/ [    ].

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY

IN THE ENCLOSED ENVELOPE

	FOR	AGAINST	ABSTAIN
Proposal 1 — Business Combination Proposal	☐	☐	☐
To consider and vote upon a proposal to approve by the transactions contemplated under the Agreement and Plan of Merger, dated as of April 5, 2022, which was amended by the Amended and Restated Agreement and Plan of Merger dated August 15, 2022 (as may be amended or restated from time to time, the “Merger Agreement”), by and among Caravelle International Group, a Cayman Islands exempted company (“PubCo”), Pacifico International Group, a Cayman Islands exempted company and a direct wholly-owned subsidiary of PubCo (“Merger Sub 1”), Pacifico Merger Sub 2 Inc., a Delaware corporation and a direct wholly-owned subsidiary of PubCo (“Merger Sub 2” and, together with PubCo and Merger Sub 1, each, individually, an “Acquisition Entity” and, collectively, the “Acquisition Entities”), and Caravelle Group Co., Ltd, a Cayman Islands exempted company (“Caravelle”) ”), pursuant to which (a) Merger Sub 1 will merge with and into Caravelle (the “Initial Merger”), and Caravelle will be the surviving corporation of the Initial Merger and a direct wholly owned subsidiary of PubCo, and (b) following confirmation of the effectiveness of the Initial Merger, Merger Sub 2 will merge with and into Pacifico (the “SPAC Merger” and together with the Initial Merger, the “Merger”), and Pacifico will be the surviving corporation of the SPAC Merger and a direct wholly owned subsidiary of PubCo (collectively, the “Business Combination”), a copy of which is attached to this proxy statement/prospectus as Annex A.
Proposal 2 — Redomestication Proposal
To consider and vote upon a proposal to approve the following transactions for the purpose of redomestication: (a) Merger Sub 1 will merge with and into Caravelle pursuant to the Initial Merger, the separate existence of Merger Sub 1 will cease and Caravelle will be the surviving corporation of the Initial Merger and a direct wholly owned subsidiary of PubCo, and (b) following confirmation of the effective filing of the Initial Merger but on the same day, Merger Sub 2 will merge with and into Pacifico pursuant to the SPAC Merger, the separate existence of Merger Sub 2 will cease and Pacifico will be the surviving corporation of the SPAC Merger and a direct wholly owned subsidiary of PubCo. Accordingly, once the Merger is effective, a “redomestication” from Delaware to Cayman Islands will have taken place.
Proposal 3 — Nasdaq Proposal	☐	☐	☐
To consider and vote upon a proposal to approve for purposes of complying with Nasdaq Listing Rule 5635(a) and (b), the issuance of more than 20% of the issued and outstanding Pacifico Common Stock and the resulting change in control in connection with the Business Combination.
Proposal 4 — Incentive Plan Proposal	☐	☐	☐
To consider and vote upon a proposal to approve the PubCo’s 2022 Equity Incentive Plan, a copy of which is attached to this proxy statement/prospectus as Annex C, to be effective upon consummation of the Business Combination.
Proposal 5 — PubCo Charter Proposal	☐	☐	☐
To consider and vote upon a proposal to amend and restate PubCo’s memorandum and articles of association. A copy of such amended and restated memorandum and articles of association of Pubco is attached to this proxy statement/prospectus as Annex B.
Proposal 6 — Adjournment Proposal	☐	☐	☐
To consider and vote upon the adjournment of the Special Meeting by the chairman thereof to a later date, if necessary, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the Business Combination Proposal, the Redomestication Proposal, the Nasdaq Proposal, the Incentive Plan Proposal and the PubCo Charter Proposal, in the event the Company does not receive the requisite stockholder vote to approve the foregoing proposals.

Dated: , 2022

Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE TREATED AS AN ABSTENTION. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.